Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries
RRE Opportunity Holdings, LLC
Resource Real Estate Opportunity OP, LP
RRE 107th Avenue Holdings, LLC
RRE Westhollow Holdings, LLC
RRE Crestwood Holdings, LLC
RRE Iroquois, LP
RRE Iroquois Holdings, LLC
RRE Campus Club Holdings, LLC
RRE Bristol Holdings, LLC
RRE Cannery Holdings, LLC
RRE Williamsburg Holdings, LLC
WPL Holdings, LLC
RRE Skyview Holdings, LLC
RRE Park Forest Holdings, LLC
RRE Foxwood Holdings, LLC
RRE Flagstone Holdings, LLC
RRE Deerfield Holdings, LLC
RRE Kenwick & Canterbury Holdings, LLC
RRE Armand Place Holdings, LLC
RRE Autumn Wood Holdings, LLC
RRE Village Square Holdings, LLC
RRE Nob Hill Holdings, LLC
RRE Brentdale Holdings, LLC
RRE Jefferson Point Holdings, LLC
RRE Centennial Holdings, LLC
RRE Pinnacle Holdings, LLC
RRE Jasmine Holdings, LLC
RRE River Oaks Holdings, LLC
RRE Nicollet Ridge Holdings, LLC
RRE Charlemagne Holdings, LLC
RRE Addison Place, LLC
PRIP Coursey, LLC
PRIP 3700, LLC
PRIP 10637, LLC
PRIP 500, LLC
PRIP 1102, LLC
PRIP 11128, LLC
PRIP 6700, LLC
PRIP 3383, LLC
PRIP Stone Ridge, LLC
PRIP Pines, LLC
RRE Chisholm Place Holdings LLC

RRE Berkeley Run Holdings, LLC
RRE Berkeley Trace Holdings LLC
RRE Merrywood LLC
RRE Sunset Ridge Holdings, LLC
RRE Parkridge Place Holdings, LLC
RRE Spring Hill Holdings, LLC
RRE Woodmoor Holdings, LLC

The subsidiaries listed above are all organized in the State of Delaware.